UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 25, 2007 (June 20, 2007)

CICERO INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 Highway 34, Building C, Farmingdale, New Jersey 07727
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (732) 919-3150
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On June 20, 2007, Mr. Don Peppers was elected to the Company’s Board of Directors.

Mr. Peppers formed Marketing 1:1, Inc. in January 1992 which became Peppers & Rogers Group, a customer-centered management consulting firm with offices located in the United States, Europe, Latin America and South Africa.  In August 2003, Peppers & Rogers Group joined Carlson Marketing. From October 1990 to January 1992, Mr. Peppers was the Chief Executive Officer of Perkins/Butler Direct Marketing, a top-20 U.S.-direct-marketing agency.  Prior to marketing and advertising, he worked as an economist in the oil business and as the director of accounting for a regional airline. Mr. Peppers holds a Bachelor's Degree in astronautical engineering from the U.S. Air Force Academy, and a Master's Degree in public affairs from Princeton University's Woodrow Wilson School.

Mr. peppers owns no shares in the Company.

Exhibit
Number               Exhibit description
99.1                      Press release, dated: June 25, 2007 issued by Cicero Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 25, 2007                                                            CICERO INC.

                                    By:/s/ John P. Broderick
                                          John P. Broderick
                                          Chief Executive and Financial Officer